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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE  OF  REPORT  (DATE  OF  EARLIEST  EVENT  REPORTED):     DECEMBER  31,  2002

                            ELECTRIC FUEL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                 0-23336                95-4302784
 (State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)

        632 BROADWAY, SUITE 301, NEW YORK, NEW YORK            10012
          (Address of Principal Executive Offices)          (Zip Code)

REGISTRANT'S  TELEPHONE  NUMBER,  INCLUDING  AREA  CODE:     (212)  529-9200


          (Former name or former address, if changed since last report)

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                                  Page 1 of 37
                        Exhibit Index appears on Page 4

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ITEM  5.          OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we note that certain statements set forth in this Current Report on Form 8-K may constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for our products; changing economic conditions; delay, cancellation or non-renewal of purchase orders; significant future capital requirements; our ability to quickly and smoothly execute the change in leadership as a result of our current CEO's resignation; and other risk factors detailed in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2001, our most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. Readers should consider all of these risk factors as well as other information contained in this report.

     On January 6, 2003, we publicly disseminated a press release (the "Press Release") announcing the following items:

     1. Pursuant to the terms of a Securities Purchase Agreement dated December 31, 2002 (the "Purchase Agreement) by and between Electric Fuel Corporation and three institutional investors (the "Investors"), we issued and sold to the Investors (i) an aggregate principal amount of 9% Secured Convertible Debentures due June 30, 2005 (the "Debentures"); (ii) Series A Warrants to purchase an aggregate of 1,166,700 shares of our common stock at any time prior to December 31, 2007 at a price of $0.84 per share; (iii) Series B Warrants to purchase an aggregate of 1,166,700 shares of our common stock at any time prior to December 31, 2007 at a price of $0.89 per share; and (iv) Series C Warrants to purchase an aggregate of 1,166,700 shares of our common stock at any time prior to December 31, 2007 at a price of $0.93 per share (collectively, the "Warrants").

     We are required to register the shares of common stock underlying the Debentures and the Warrants with the Securities and Exchange Commission in a registration statement on Form S-3.

     Under the terms of the Purchase Agreement, we have granted the Purchasers a security interest in the assets connected with our U.S. operations, including our IES subsidiary, as well as in our stock of IES and our other subsidiaries, all pursuant to the terms of separate security agreements filed herewith. We also committed ourselves to certain affirmative and negative covenants customary in agreements of this kind.

     We will use the net proceeds of this offering, other than the portion being paid to I.E.S. Electronics Industries U.S.A., Inc. as described below, for working capital purposes.

     In connection with this offering, we entered into an agreement with IES, the holder of our $1,000,000 promissory note due June 30, 2003 issued in connection with our acquisition of substantially all the assets of IES, to retire this note in exchange for a payment of $750,000 out of the proceeds of this offering. We further agreed to amend IES's $400,000 promissory note due December 31, 2003 to reflect a principal of $450,000, and to amend IES's

                                     Page 2

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$400,000  convertible  promissory  note  due  June  30,  2004  to  (i) reflect a principal of $450,000, and (ii) reset the conversion rate of the note to $0.75 as to the first $150,000 of the principal amount, to $0.80 as to the second $150,000 of the principal amount, and to $0.85 as to the final $150,000 of the principal amount. We also agreed to register the shares of our common stock issuable upon conversion of this convertible note.

     The foregoing description of the Securities Purchase Agreement and the other agreements entered into in connection therewith is qualified in its entirety by reference to the agreement itself. A copy of the Securities Purchase Agreement (including the forms of instruments and agreements attached as exhibits thereto) is attached to this report as Exhibits 4.1 through 4.7 hereto, and is incorporated herein by reference.

     2. In a separate transaction, the Investors purchased 1,625,000 of our shares from IES, and acquired an option to purchase up to an additional 1,500,000 of IES's shares.

     3. We also announced that we had reached a settlement with our former CEO. The series of payments to the former executive, which stretch out over 36 months, amount to approximately of the sum that had previously been accrued in our financial statements on behalf of the executive.

     A copy of the press release is included herein as Exhibit 99.1. The information contained in the press release is incorporated by reference into this Item 5 and the foregoing description of such document is qualified in its entirety by reference to this exhibit.

ITEM  7.     FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION AND
             EXHIBITS

     (c) Exhibits. A list of exhibits required is given in the Exhibit Index that precedes the exhibits filed with this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ELECTRIC  FUEL  CORPORATION
                                        (Registrant)

                                   By:  /s/  Robert  S.  Ehrlich
                                   ------------------------------
                                      Name:  Robert  S.  Ehrlich
                                      Title: President,  Chairman of the Board
                                             and Chief  Executive  Officer


Dated:     January  6,  2003



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                                  EXHIBIT INDEX


     The  following  exhibits  are  filed  with  the Current Report on Form 8-K.


Exhibit
Number                  Description
--------                -----------

4.1 . . . . Securities  Purchase  Agreement  dated December 31, 2002 between the
            Company  and  the  Investors
4.2 . . . . Form  of  9%  Secured  Convertible  Debenture  due  June  30,  2005
4.3 . . . . Form  of  Warrant
4.4 . . . . Form  of  Security  Agreement
4.5 . . . . Form  of  Intellectual  Property  Security  Agreement
99.1  . . . Press  release  dated  January  6,  2003 issued in connection with the Securities Purchase Agreement between the Company and the Investors




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